Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements of e.Digital Corporation on (Form S-2 No. 333-121546, Form S-3 No. 333-111455, Form S-3 No. 333-82272, Form S-3 No. 333-54088, Form S-3 No. 333-49312, Form S-3 No. 333-83615, Form S-3 No. 333-46619, Form S-3 No. 333-07709, Form S-3 No. 33-81212, Form S-3 No. 33-92032, Form S-3 No. 33-92978, Form S-3 No. 333-4880, Form S-3 No. 333-62387, , Form S-8 No. 333-13779, Form S-8 No. 333-17959, Form S-8 No. 333-24405, Form S-8 No. 333-26561, Form S-8 No. 333-76959, Form S-8 No. 333-76961 and Form S-8 No. 333-136095) of our report, dated June 11, 2007, relating to our audit of the consolidated financial statements and the financial statement schedules which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which appear in this Annual Report on Form 10-K of e.Digital Corporation for the year ended March 31, 2007.

SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP

Santa Ana, California
June 28, 2007